SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):  April 9, 1997



                         FREEPORT-McMoRan COPPER & GOLD INC.


           Delaware                  1-9916            74-2480931

        (State or other           (Commission        (IRS Employer
         jurisdiction of           File Number)       Identification
         incorporation or                             Number)
         organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

    Registrant's telephone number, including area code:  (504) 582-4000


Item 5.  Other Events.


The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on April 9, 1997:

Freeport-McMoRan Copper &  Gold Inc. (FCX)  and Freeport-McMoRan  Inc.
(FTX) announced today that the U.S. District Court has ruled in favor of FCX's and FTX's motions to dismiss the $6 billion lawsuit filed against them. This ruling confirms that the lawsuit, filed by a New Orleans attorney on behalf of Tom Beanal, an Indonesian citizen, had no basis in law.

      On  March  12,  1997,  a  Louisiana  state  court  dismissed  an identical lawsuit filed on behalf of Yosefa Alomang, also an Indonesian citizen. The state lawsuit was filed by the same attorney and contained the same baseless allegations as the dismissed federal lawsuit.

     FCX intends to continue its work with the local people and the Government of Indonesia to implement the Government's Integrated Timika Development Plan to meet the needs of the local people in Irian Jaya. FCX remains committed to working with all groups and parties for the benefit of the indigenous people through educational, health care, job creation and job training programs and infrastructure enhancement projects.

    FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Irian Jaya, Indonesia and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.




                              SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By:  /s/ Michael A. Weaver
                                   ----------------------------------
                                         Michael A. Weaver
                                    Controller - Financial Reporting
                                       (authorized signatory and
                                      Principal Accounting Officer)

Date:  April 10, 1997